UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2011

Petroleum Development Corporation
(Doing Business as PDC Energy)
 (Exact name of registrant as specified in its charter)

Nevada	0-7246	95-2636730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  303-860-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07Submission of Matters to a Vote of Security Holders.

Petroleum Development Corporation (dba PDC Energy) (the “Company”) held its annual meeting of stockholders on Friday, June 10, 2011, at 11:00 a.m. Mountain Time at the Denver Financial Center, 1775 Sherman Street, Denver, Colorado.  Holders of an aggregate of 23,475,673 shares of the Company’s common stock at the close of business on April 15, 2011, were entitled to vote at the meeting, of which 22,024,675, or approximately 93.8%, of the eligible voting shares, were represented in person or by proxy at the annual meeting.

The certified results of the matters voted upon at the annual meeting, which are more fully described in the Company’s proxy statement, are as follows:

PROPOSAL # 1 – Election of Class I Directors
Joseph E. Casabona	For: 19,829,451 Withheld: 213,775 Non Votes: 1,981,449
David C. Parke	For: 19,623,528 Withheld: 419,698 Non Votes: 1,981,449
Jeffrey C. Swoveland	For: 19,745,075 Withheld: 298,151 Non Votes: 1,981,449
PROPOSAL # 2 – Advisory Vote Regarding Compensation of the Company’s Named Executive Officers
Say on Pay	For: 16,863,168 Against: 3,144,874 Abstain: 35,184 Non Votes: 1,981,449
PROPOSAL # 3 – Advisory Vote Regarding Frequency of the Advisory Vote Regarding Executive Compensation
Say When on Pay	Three Years: 4,327,688 Two Years: 66,470 One Year: 15,627,092 Abstain: 21,735 Non Votes: 1,981,449
PROPOSAL # 4 – To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2011
PricewaterhouseCoopers LLP	For: 21,873,165 Against: 138,489 Abstain: 13,021 Non Votes: 0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 16, 2011

PETROLEUM DEVELOPMENT CORPORATION

By: /s/ Daniel W. Amidon

Daniel W. Amidon General Counsel and Secretary